UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 03, 2024

Regional Management Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35477	57-0847115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B
Greer, South Carolina		29651
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (864) 448-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2024, Regional Management Corp. (the “Company”) and its wholly-owned subsidiary, Regional Management Receivables VII, LLC (“RMR VII”), entered into the Second Amendment to the Credit Agreement and Consent, dated as of October 3, 2024 (the “RMR VII Amendment”), by and among the Company, as servicer, RMR VII, as borrower, Bank of Montreal, as the committed lender, and BMO Capital Markets Corp., as administrative agent (the “Administrative Agent”). The RMR VII Amendment further amends the Credit Agreement, dated as of April 3, 2023 (the “RMR VII Credit Agreement”), by and among the Company, as servicer, RMR VII, as borrower, the lenders and agents parties thereto, the Administrative Agent, and Computershare Trust Company, N.A., as securities intermediary and backup servicer. The RMR VII Credit Agreement was previously filed with the Securities Exchange Commission (the “SEC”) by the Company as Exhibit 10.1 to the Current Report on Form 8-K dated April 6, 2023. The RMR VII Amendment amends the RMR VII Credit Agreement to, among other things, (i) increase the commitment amount from $75,000,000 to $125,000,000, (ii) amend the "Advance Rate" definition to reflect 76.0% and, during the continuation of a “Level I Trigger Event,” 72.5%, (iii) address changes to the definitions of "Concentration Limits," "Level I Trigger Event," and "Level II Trigger Event," (iv) add certain additional direct and indirect subsidiaries of the Company to the definition of “Originator,” (v) extend the "Scheduled Commitment Termination Date" to October 15, 2026, (vi) make certain clarifications to the eligibility criteria for "Eligible Receivables," and (vii) address amendments to and the incorporation of certain definitions relating to the pledge of participation interests in receivables originated by a bank partner upon the satisfaction of certain conditions.

Certain pricing terms were modified pursuant to an amended and restated fee letter agreement, dated October 3, 2024, by and among the Company, as servicer, RMR VII, as borrower, and the Administrative Agent (the “Amended Fee Letter”). The terms of the Amended Fee Letter reduced (i) the margin applied in calculating the rate of interest on the advances made pursuant to the RMR VII Credit Agreement to 2.40% per annum and (ii) the unused commitment fee rate for each day that the aggregate principal amount of the loans under the RMR VII Credit Agreement are greater than fifty percent (50%) of the aggregate commitment of the lenders under the RMR VII Credit Agreement to 0.40% per annum.

For a complete description of the terms of the RMR VII Amendment, see Exhibit 10.1 hereto. The foregoing description of the RMR VII Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the RMR VII Amendment, which is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Second Amendment to Credit Agreement and Consent, dated as of October 3, 2024, by and among Regional Management Corp., as servicer, Regional Management Receivables VII, LLC, as borrower, the Bank of Montreal, as the committed lender, and BMO Capital Markets Corp., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date:	October 8, 2024	By:	/s/ Harpreet Rana
Harpreet Rana Executive Vice President and Chief Financial Officer